UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 10, 2013 (May 9, 2013)

PVR Partners, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-16735	23-3087517
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Three Radnor Corporate Center, Suite 301 100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 975-8200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Supplemental Indenture Relating to the 6.500% Senior Notes due 2021

As previously disclosed in the Current Report filed on May 7, 2013, on May 6, 2013, PVR Partners, L.P. (the “Partnership”), Penn Virginia Resource Finance Corporation II (“Finance Co” and, together with the Partnership, the “Issuers”), PVR GP, LLC (the “General Partner”) and certain subsidiaries of the Partnership (the “Guarantors”) entered into a purchase agreement with J.P. Morgan Securities LLC, as representative of the several initial purchasers named therein (the “Initial Purchasers”), to sell an aggregate of $400,000,000 principal amount of the Issuers’ 6.500% Senior Notes due 2021 (the “Notes”) to the Initial Purchasers in a private placement (the “Notes Offering”). The Notes will be unconditionally guaranteed by the Guarantors.

On May 9, 2013, the Notes were issued under, and the Issuers and the Guarantors entered into a fourth supplemental indenture (the “Fourth Supplemental Indenture”) by and among the Issuers, Penn Virginia Resource Finance Corporation, the Guarantors and Wells Fargo Bank, N.A., as trustee (the “Trustee”), to the base indenture, dated as of April 27, 2010, by and among the Partnership, Penn Virginia Resource Finance Corporation, the guarantors named therein as parties thereto and the Trustee (the “Base Indenture” and, together with the Fourth Supplemental Indenture, the “Indenture”).

The Notes bear interest at a rate of 6.500% per year, payable semiannually on May 15 and November 15 of each year, beginning on November 15, 2013.

In the event of a change of control, as defined in the Fourth Supplemental Indenture, the holders of the Notes may require the Issuers to purchase their Notes at a purchase price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest, if any.

The Notes are the Issuers’ unsecured, senior obligations, ranking senior in right of payment to the Issuers’ and the Guarantors’ existing and future indebtedness that is expressly subordinated to the Notes, and equal in right of payment with the Issuers’ and the Guarantors’ existing and future indebtedness that is not by its terms subordinated to the Notes. In addition, the Notes will rank effectively junior to the Issuers’ and the Guarantors’ existing and future secured indebtedness, including indebtedness under the Partnership’s revolving credit facility (the “Revolver”), to the extent of the value of the assets securing such indebtedness of the Issuers, and will be structurally subordinated to the existing and future indebtedness and other liabilities of the Issuers’ non-guarantor subsidiaries.

The Notes initially will be fully, unconditionally and jointly and severally guaranteed on a senior unsecured basis by the Guarantors. In the future, the subsidiary guarantees may be released or terminated under certain circumstances. The obligations of each Guarantor will be the general unsecured obligations of such Guarantor and will rank senior in right of payment to the existing and future subordinated indebtedness of such Guarantor and equal in right of payment to all existing and future senior indebtedness of such Guarantor. In addition, the guarantee by each Guarantor will be effectively junior to the applicable Guarantor’s existing and future secured indebtedness, including its guarantee of indebtedness under the Revolver, to the extent of the value of the assets of such Guarantor constituting collateral securing such indebtedness, and structurally junior to the indebtedness and other liabilities of the Issuers’ non-guarantor subsidiaries.

The Indenture contains covenants that, among other things, limit the Partnership’s ability and the ability of the restricted subsidiaries (as defined in the Fourth Supplemental Indenture) to, under certain circumstances:

•	prepay subordinated indebtedness, pay distributions, redeem stock or make certain other restricted payments;

•	make certain restricted investments;

•	incur indebtedness;

•	create liens on our assets to secure debt;

•	restrict dividends, distributions or other payments from subsidiaries to the Issuers;

•	enter into transactions with affiliates;

•	designate subsidiaries as unrestricted subsidiaries;

•	sell or otherwise transfer or dispose of assets, including equity interests of restricted subsidiaries;

•	use the proceeds of permitted sales of assets;

•	effect a consolidation or merger; and

•	change the Issuers’ line of business.

These covenants are subject to important limitations and exceptions that are described in the Indenture. Certain of the covenants listed above will terminate prior to the maturity date of the Notes if both Standard & Poor’s Rating Service and Moody’s Investors Service, Inc. assign the Notes an investment grade rating in the future and no events of default exist under the Indenture. Any covenants that cease to apply to the Partnership as a result of achieving investment grade ratings will not be restored, even if the credit ratings assigned to the Notes later fall below investment grade.

A copy of the Fourth Supplemental Indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference and is hereby filed. The form of Note issued pursuant to the Fourth Supplemental Indenture is included as Exhibit A to the Fourth Supplemental Indenture and incorporated herein by reference. A copy of the Base Indenture was previously filed by the Partnership. The descriptions of the Fourth Supplemental Indenture and the Base Indenture in this Form 8-K are a summary and are qualified in their entirety by the terms of the Fourth Supplemental Indenture and the Base Indenture.

Registration Rights Agreements

On May 9, 2013, in connection with the closing of the Notes Offering, the Issuers and the Guarantors entered into a registration rights agreement with J.P. Morgan Securities LLC, as representative of the Initial Purchasers (the “Registration Rights Agreement”). Under the Registration Rights Agreement, Issuers and the Guarantors have agreed to, among other things, use their commercially reasonable efforts to (i) file an exchange offer registration statement with respect to the exchange notes and the exchange guarantees, (ii) cause such exchange offer registration statement to become effective not later than 270 days after the issue date of the Notes and (iii) keep such exchange offer registration statement effective continuously and keep the exchange offer period open for a period of not less than the period required under applicable United States federal and state securities laws to consummate the exchange offer (provided that such period shall not be less than 20 business days after the date on which the notice of the exchange offer is mailed to holders of the Notes. If, among other things, such exchange offer registration statement is not filed or declared effective by the Securities and Exchange Commission by the required time, or the exchange offer has not been consummated within 30 business days following the targeted date of effectiveness (as set forth in the Registration Rights Agreement), the Issuers and the Guarantors will be required to pay to the holders of the Notes liquidated damages in an amount equal to 0.25% per annum on the principal amount of the Notes held by such holder during the 90-day period immediately following the occurrence of such registration default, and such amount shall increase by 0.25% per annum at the end of such 90-day period.

A copy of the Registration Rights Agreement is attached hereto as Exhibit 4.3 and is incorporated herein by reference and is hereby filed. The description of the Registration Rights Agreement in this Form 8-K is a summary and is qualified in its entirety by the terms of the Registration Rights Agreement.

Item 2.03.	Creation of a Direct Financial Obligation.

On May 9, 2013, the Issuers issued $400,000,000 principal amount of the Notes in a private placement transaction exempt from registration requirements. The Notes are governed by the Indenture.

On May 9, 2013, certain subsidiaries of the Partnership agreed to become the Guarantors of the Notes governed by the Indenture.

Additional terms and conditions relating to the Notes and the Guarantees are contained in Item 1.01 under the caption “Supplemental Indenture Relating to the 6.500% Senior Notes due 2021” and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

4.1	Fourth Supplemental Indenture, relating to the 6.500% Senior Notes due 2021, dated May 9, 2013, among PVR Partners, L.P. and Penn Virginia Resource Finance Corporation II, as issuers, the subsidiary guarantors named therein and Wells Fargo Bank, N.A., as trustee

4.2	Form of Note for 6.500% Senior Notes due 2021 (contained in Exhibit A to Exhibit 4.1)

4.3	Registration Rights Agreement, relating to the 6.500% Senior Notes due 2021, dated as of May 9, 2013, among PVR Partners, L.P. and Penn Virginia Resource Finance Corporation II, and the subsidiary guarantors named therein, and J.P. Morgan Securities LLC, as representative of the several initial purchasers, of the 6.500% Senior Notes due 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PVR PARTNERS, L.P.

	By:	PVR GP, LLC
Its General Partner

Dated: May 10, 2013	By:	/S/ BRUCE D. DAVIS, JR.
Name: Bruce D. Davis, Jr.
Title: Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

4.1	Fourth Supplemental Indenture, relating to the 6.500% Senior Notes due 2021, dated May 9, 2013, among PVR Partners, L.P. and Penn Virginia Resource Finance Corporation II, as issuers, the subsidiary guarantors named therein and Wells Fargo Bank, N.A., as trustee

4.2	Form of Note for 6.500% Senior Notes due 2021 (contained in Exhibit A to Exhibit 4.1)

4.3	Registration Rights Agreement, relating to the 6.500% Senior Notes due 2021, dated as of May 9, 2013, among PVR Partners, L.P. and Penn Virginia Resource Finance Corporation II, and the subsidiary guarantors named therein, and J.P. Morgan Securities LLC, as representative of the several initial purchasers, of the 6.500% Senior Notes due 2021